UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported)
December 5, 2008

WHERIFY WIRELESS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-24001	76-0552098
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

63 Bovet Road, # 521 San Mateo, California	94402
(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number, Including Area Code
(650) 551-5200

901 Mariners Island Blvd San Mateo, California, 94404
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Expiration  of  Merger Agreement with Lightyear Network Solutions.

As described in 8K filing on August 14, 2008 Wherify Wireless, Inc. announced that it had entered into a Merger Agreement with Lightyear Network Solutions, which was conditioned on the merged companies being able to raise fifteen million dollars in financing.  The Agreement automatically expired on November 30, 2008 when the companies were unable to complete the financing required by the agreement due to the economic conditions plaguing the financial markets.  Wherify and Lightyear Network Solutions are considering a possible technology license agreement while the efforts to complete the contemplated merger continue.  Wherify is also investigating alternative business combinations in the marketplace.

SIGNATURES

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED THEREUNTO DULY AUTHORIZED.

WHERIFY WIRELESS, INC.

Date: December 5, 2008	By:	/s/ Vincent D. Sheeran
Name: Vincent D. Sheeran
Title: Chief Executive Officer